EXHIBIT 99.1
FirstCash Completes Acquisition of H&T Group;
Combination Establishes FirstCash as U.K.’s Leading Pawnbroker;
Now Operates over 3,300 Retail Pawn Locations in the U.S., Latin America and the U.K.
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Fort Worth, Texas (August 14, 2025) -- FirstCash Holdings, Inc. (“FirstCash” or the “Company”) (Nasdaq: FCFS), the leading international operator of pawn stores, today announced that it has completed its previously announced acquisition of H&T Group plc (“H&T”). H&T is the largest operator of pawn stores in the United Kingdom with 286 locations.

The strategic combination with H&T marks another significant milestone for FirstCash, entering the European market for the first time and further enhancing its position as a global leader in the pawn industry with now over 3,300 retail pawn locations and annualized pro forma revenues approaching $4 billion.

"We are extremely excited to welcome H&T to the FirstCash family," said Rick Wessel, CEO of FirstCash. “This transaction aligns perfectly with our mission to further expand FirstCash’s pawn operations and deliver exceptional value to our customers and shareholders. H&T's strong brand reputation, commitment to customer service and growth potential make it an ideal fit with our culture and strategy.

“FirstCash believes that H&T’s market-leading position in the U.K. provides premier access to an attractive market, supported by a seasoned management and operations team with the ability to further expand H&T’s operating footprint through store openings and acquisitions in the U.K. Longer-term, we expect the combination of FirstCash and H&T to provide a platform for further international expansion.

“From a financial perspective, we expect this acquisition to be immediately accretive to earnings. Like FirstCash, H&T has seen strong pawn customer demand in 2025, with double digit pawn receivable growth over last year coupled with solid growth in year-to-date revenues and earnings. Additionally, we believe the combined companies will further benefit from operating synergies, including H&T’s public company costs and advantages of increased scale.

“This strategic addition further demonstrates that FirstCash continues to focus on growing its core pawn operations. With the addition of H&T, approximately 85% of future earnings are expected to come from our pawn segments in the U.S., Latin America and now the U.K.,” concluded Mr. Wessel.

Transaction Highlights:
•The H&T acquisition was consummated and became effective today, August 14, 2025, the date which the balance sheet and operating results of H&T will be included in FirstCash’s consolidated financial results.
•Under the terms of the acquisition, H&T shareholders received 650 pence per share in cash, which equates to a total equity value of £289 million, or $383 million. Additionally, FirstCash assumed H&T’s net debt of approximately £64 million, or $85 million.
•The Company funded the acquisition utilizing ample availability under its long-term revolving bank credit facility.

Financial Highlights:
•Full year 2025 H&T stand-alone financial metrics (including H&T’s pre-acquisition 2025 results from January 1 through August 13) are expected to be in the following ranges (USD, in millions) (1):

Revenue	$315	to	$340
Net income	$35	to	$38
EBITDA	$60	to	$65
•Expected earnings per share accretion for FirstCash from H&T for the balance of 2025 (August 14 through December 31), net of FirstCash’s incremental borrowing costs to fund the transaction, is anticipated to be in a range of $0.20 to $0.25 per share.(2)

(1)Amounts presented on a U.S. GAAP basis in USD using a GBP/USD exchange rate of 1.33 and exclude expenses incurred by H&T related to the acquisition.

(2)Assumes effective incremental borrowing rate of approximately 6.5% tax effected at 25%. Estimated accretion reflects typical fourth quarter seasonality trends of increased pawn fees and significant holiday-driven retail sales.

Forward-Looking Statements

This release contains forward-looking statements about the business, financial condition, outlook and prospects of FirstCash Holdings, Inc. and its wholly owned subsidiaries (together, the “Company”), including estimated financial results for H&T for calendar year 2025 and expected earnings accretion from the acquisition of H&T. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “outlook,” “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations, outlook and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

While the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors and risks may include, without limitation, risks related to the extensive regulatory environment in which the Company operates; risks associated with the legal and regulatory proceedings that the Company is a party to or may become a party to in the future; risks related to the Company’s acquisitions, including the failure of the Company’s acquisitions to deliver the estimated value and benefits expected by the Company and the ability of the Company to continue to identify and consummate acquisitions on favorable terms, if at all; the ability to achieve the anticipated benefits from the H&T acquisition; risks related to the integration of H&T; risks related to the entry into a new geographic market and regulatory regime in the United Kingdom; potential changes in consumer behavior and shopping patterns which could impact demand for the Company’s pawn loan, retail, lease-to-own (“LTO”) and retail finance products; labor shortages and increased labor costs; a deterioration in the economic conditions in the United States, Latin America and the United Kingdom, including as a result of inflation, elevated interest rates and trade policy, which potentially could have an impact on discretionary consumer spending and demand for the Company’s products; currency fluctuations, primarily involving the Mexican peso as well as the British pound; competition the Company faces from other retailers and providers of retail payment solutions; the ability of the Company to successfully execute on its business strategies; contraction in sales activity at merchant partners of the Company’s retail point-of-sale (“POS”) payment solutions business; impact of store closures, financial difficulties or even bankruptcies at the merchant partners of the Company’s retail POS payment solutions business; the ability of the Company’s retail POS payment solutions business to continue to grow its base of merchant partners, including those outside of the furniture vertical; and other risks discussed and described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and other reports filed with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

About FirstCash

FirstCash is a leading international operator of pawn stores focused on serving cash and credit-constrained consumers. FirstCash’s more than 3,300 pawn stores in the U.S., Latin America and the United Kingdom. Most of the stores buy and sell a wide variety of jewelry, electronics, tools, appliances, sporting goods, musical instruments and other merchandise, and all make small non-recourse pawn loans secured by pledged personal property.

FirstCash is a component company in both the Standard & Poor’s MidCap 400 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the Nasdaq, the creator of the world’s first electronic stock market. For additional information regarding FirstCash and the services it provides, visit FirstCash’s websites located at http://www.firstcash.com and http://www.americanfirstfinance.com.

For further information, please contact:
Gar Jackson
Global IR Group
Phone:     (817) 886-6998
Email:     gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 258-2650
Email:     investorrelations@firstcash.com
Website:    investors.firstcash.com
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